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                                                                    EXHIBIT 10.2

                             FIRST AMENDMENT TO THE
                       NUCENTRIX BROADBAND NETWORKS, INC.
              FIRST AMENDED AND RESTATED 1999 SHARE INCENTIVE PLAN


         This FIRST AMENDMENT TO THE NUCENTRIX BROADBAND NETWORKS, INC. FIRST AMENDED AND RESTATED 1999 SHARE INCENTIVE PLAN (this "Amendment") is made and adopted by Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), effective as of May 9, 2000.

                             PRELIMINARY STATEMENTS

         A. Effective April 1, 1999, the Board of Directors of the Company (the "Board") approved the Nucentrix Broadband Networks, Inc., 1999 Share Incentive Plan (the "Original Plan") and certain amendments thereto as set forth in the First Amendment to the Nucentrix Broadband Networks, Inc., 1999 Share Incentive Plan (the "First Amendment").

         B. Effective April 1, 1999, the stockholders of the Company approved the Original Plan, as amended by the First Amendment.

         C. The terms of the Original Plan, as amended by the First Amendment, as currently in effect are set forth in the Nucentrix Broadband Networks, Inc. First Amended and Restated 1999 Share Incentive Plan (the "Plan"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         D. The Board has approved and recommended to the stockholders of the Company that this Amendment be adopted to: (i) provide for an increase in the maximum aggregate number of shares of the Common Stock in respect of which Benefits may be granted under the Plan by an additional 400,000 shares, such that the maximum aggregate number of shares of Common Stock in respect of which Benefits may be granted under the Plan shall be 1,300,000; and (ii) provide that under the Plan the Compensation Committee (the "Committee") may grant nonqualified stock options with an exercise price less than 100% of the fair market value of a share of Common Stock on the date of grant.

         E. On May 9, 2000, the stockholders of the Company approved this Amendment.



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                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 5(a) of the Plan is hereby amended to read in its entirety as follows:

                  "5.      COMMON STOCK AVAILABLE UNDER THE PLAN.

                           (a) Subject to the provisions of this Section 5 and
                  any adjustments made in accordance with Section 10 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to one million three hundred thousand (1,300,000) shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Options, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan."

         2. Section 6(a) of the Plan is hereby amended to read in its entirety as follows:

                  "(a) EXERCISE PRICE. Each Stock Options granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant. The exercise price for an Incentive Stock Options shall be subject to the limitations in
                  Section 6(d) hereof. The Committee may, in its discretion, grant Nonqualified Stock Options with an exercise price per share of Common Stock less than 100% of the fair market value of a share of Common Stock on the date of grant."

         This Amendment, and the changes to the provisions of the Plan effected hereby, shall be effective as of May 9, 2000. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.




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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                            NUCENTRIX BROADBAND NETWORKS, INC.


                                            By: /s/ C.D. McHenry
                                                -----------------------------
                                                Carroll D. McHenry
                                                Chairman and CEO